Exhibit 21

ENTITY	DOMESTIC	ENTITY TYPE
Arizona Diagnostic & Surgical Center, Inc.	Delaware	Corporation
Aurora IASIS Health Partners LLC	Delaware	Limited Liability Company
Beaumont Hospital Holdings, Inc.	Delaware	Corporation
Biltmore Surgery Center Holdings, Inc.	Delaware	Corporation
Biltmore Surgery Center, Inc.	Arizona	Corporation
Brim Healthcare of Colorado, LLC	Colorado	Limited Liability Company
Brim Healthcare of Texas, LLC	Delaware	Limited Liability Company
Brim Holding Company, Inc.	Delaware	Corporation
Brim Physicians Group of Colorado, LLC	Colorado	Limited Liability Company
Brim Physicians Group of Texas, LLC	Delaware	Limited Liability Company
Choice Care Clinic I, Inc. f/k/a Southwest Physicians of San Antonio	Texas	Corporation (Texas 5.01(a) entity)
Choice Care Clinic II, Inc. f/k/a SET Physicians	Texas	Corporation (Texas 5.01(a) entity)
Choice Care Clinic III, Inc.	Texas	Corporation
Choice Care Clinic of Florida, Inc. f/k/a Tampa Bay Staffing Solutions, Inc. f/k/a IASIS Holdco of Florida, Inc. f/k/a Town & Country Homecare, Inc.	Delaware	Corporation
Choice Care Clinic of Louisiana, Inc.	Delaware	Corporation
Choice Care Clinic of Utah, Inc.	Delaware	Corporation
Davis Hospital & Medical Center, LP	Delaware	Limited Partnership
Davis Hospital Holdings, Inc.	Delaware	Corporation
Davis Surgical Center Holdings, Inc.	Delaware	Corporation
DecisionPoint Services, Inc. f/k/a IASIS Home Infusion and Medical Equipment, Inc.	Delaware	Corporation
Downtown Houston Physician Hospital Organization	Texas	Corporation (Non-Profit)
Glenwood Specialty Imaging, LLC f/k/a The Surgery Center at Salt Lake Regional, LLC	Delaware	Limited Liability Company
Harpeth Insurance Limited	Bermuda
Health Choice Arizona, Inc.	Delaware	Corporation
Health Choice Florida, Inc.	Florida	Corporation
Health Choice Insurance Co.	Arizona	Corporation
Health Choice Louisiana Accountable Care LLC	Delaware	Limited Liability Company
Health Choice Management Co.	Delaware	Corporation
Health Choice Northern Arizona LLC	Delaware	Limited Liability Company
Health Choice Preferred Accountable Care LLC	Delaware	Limited Liability Company
Health Choice Preferred Houston ACO LLC	Delaware	Limited Liability Company
Health Choice Preferred Houston Physician Association LLC	Delaware	Limited Liability Company
Health Choice Preferred Louisiana Network LLC	Delaware	Limited Liability Company
Health Choice Preferred Louisiana Physician Association LLC	Delaware	Limited Liability Company
Health Choice Preferred Network LLC	Delaware	Limited Liability Company
Health Choice Preferred Physician Association LLC	Delaware	Limited Liability Company
Health Choice Utah Accountable Care LLC	Delaware	Limited Liability Company
Health Choice Utah Inc.	Utah	Corporation
Health Choice Utah Preferred Network LLC	Delaware	Limited Liability Company
Health Choice Utah Preferred Physician Association LLC	Delaware	Limited Liability Company
Heart and Lung Institute of Utah, Inc.	Utah	Corporation
Heritage Technologies, LLC	Arizona	Limited Liability Company
IASIS Capital Corporation	Delaware	Corporation
IASIS Finance II LLC	Delaware	Limited Liability Company
IASIS Finance III LLC	Delaware	Limited Liability Company
IASIS Finance Texas Holdings, LLC	Delaware	Limited Liability Company
IASIS Finance, Inc. f/k/a IASIS Homecare of Arizona, Inc.	Delaware	Corporation
IASIS Glenwood Regional Medical Center, LP	Delaware	Limited Partnership
IASIS Healthcare Foundation	Tennessee	501(c)(3)
IASIS Healthcare Holdings, Inc.	Delaware	Corporation
IASIS Hospital Nurse Staffing Company f/k/a Sandy City Holdings, Inc.	Delaware	Corporation
IASIS Management Company	Delaware	Corporation

ENTITY	DOMESTIC	ENTITY TYPE
IASIS Ouachita Community Hospital, LP	Delaware	Limited Partnership
IASIS Physician Services, Inc. f/k/a Clinicare of Arizona, Inc. f/k/a OASIS Staffing Services, Inc.	Delaware	Corporation
IASIS Transco, Inc. f/k/a Advanced Medical Equipment, Inc.	Delaware	Corporation
Indigent Care Services of Northeast Louisiana, Inc. f/k/a First Choice Physicians Network Holdings, Inc.	Delaware	Corporation
Jordan Valley Hospital Holdings, Inc. f/k/a Jordan Valley Hospital, Inc.	Delaware	Corporation
Jordan Valley Medical Center, LP, f/k/a Jordan Valley Hospital, LP	Delaware	Limited Partnership
MCS/AZ, Inc.	Delaware	Corporation
Mesa General Hospital, LP	Delaware	Limited Partnership
Mountain Point Holdings, LLC (f/k/a Lehi Holdings, LLC)	Delaware	Limited Liability Company
Mountain Vista Medical Center, LP	Delaware	Limited Partnership
MT Transition LP f/k/a Memorial Hospital of Tampa, LP	Delaware	Limited Partnership
NLV Healthcare Development, LP	Delaware	Limited Partnership
North Vista Hospital, Inc. f/k/a Lake Mead Hospital, Inc.	Delaware	Corporation
North Vista Physicians PC	Nevada	Corporation
Odessa Fertility Lab, Inc. f/k/a Extended Care Hospital of Southeast Texas, Inc.	Delaware	Corporation
Odessa Regional Hospital, LP	Delaware	Limited Partnership
Permian Basin Clinical Services, Inc.	Texas	Corporation (Texas 5.01(a) entity)
Permian Premier Accountable Care LLC	Delaware	Limited Liability Company
Permian Premier Health Services, Inc.	Texas	Corporation (Texas 5.01(a) entity)
Physician Group of Arizona, Inc. f/k/a IASIS Arizona Physicians Group, Inc.	Delaware	Corporation
Physician Group of Arkansas, Inc.	Delaware	Corporation
Physician Group of Florida, Inc. f/k/a IASIS Florida Physician’s Group, Inc. f/k/a Brookwood Diagnostic Center of Tampa, Inc.	Delaware	Corporation
Physician Group of Louisiana, Inc.	Delaware	Corporation
Physician Group of Utah, Inc. f/k/a Pioneer Valley Hospital Physicians, Inc. f/k/a Clinicare of St. Petersburg, Inc. f/k/a Clinicare of Texas, Inc.	Delaware	Corporation
Podiatric Physicians Management Company of Arizona, Inc.	Arizona	Corporation
Podiatric Physicians of Arizona, Inc.	Arizona	Corporation
PP Transition LP f/k/a Palms of Pasadena Hospital, LP	Delaware	Limited Partnership
PP Transition, Inc. f/k/a Palms of Pasadena Homecare, Inc.	Delaware	Corporation
Rocky Mountain Medical Center, Inc.	Delaware	Corporation
Rocky Mountain Women’s Health Center, Inc.	Utah	Corporation
Salt Lake Regional Medical Center, LP f/k/a Salt Lake Regional Medical Center, Inc.	Delaware	Limited Partnership
Salt Lake Regional Physicians, Inc. f/k/a Clinicare of Utah, Inc.	Delaware	Corporation
Seaboard Development LLC f/k/a IASIS Healthcare MSO Sub of Salt Lake City, LLC	Utah	Limited Liability Company
Seaboard Development Port Arthur LLC	Delaware	Limited Liability Company
SJ Medical Center, LLC	Texas	Limited Liability Company
SJMC Physician Services	Texas	Corporation
Southridge Plaza Holdings, Inc.	Delaware	Corporation
Southwest Accountable Care LLC	Delaware	Limited Liability Company
Southwest General Hospital, LP	Delaware	Limited Partnership
St. Luke’s Behavioral Hospital, LP	Delaware	Limited Partnership
St. Luke’s Medical Center, LP	Delaware	Limited Partnership
Texarkana Accountable Care LLC	Delaware	Limited Liability Company
Texarkana Regional Healthcare Network	Texas	Corporation (Texas 5.01(a) entity)
The Medical Center of Southeast Texas, LP f/k/a Southeast Texas Hospital, LP	Delaware	Limited Partnership
TNC Transition LP f/k/a Town & Country Hospital, LP	Delaware	Limited Partnership
Utah Transcription Services, Inc. f/k/a Pioneer Valley Health Plan, Inc.	Delaware	Corporation